As filed with the Securities and Exchange Commission on November 6, 2020
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under the Securities Act of 1933

CARLISLE COMPANIES INCORPORATED
(Exact name of Registrant as specified in its charter)
Delaware
(State or other Jurisdiction of Incorporation or Organization)
31-1168055
(IRS Employer Identification No.)
16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254, (480) 781-5000
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Scott C. Selbach
Vice President, Secretary and General Counsel
Carlisle Companies Incorporated
16430 North Scottsdale Road, Suite 400
Scottsdale, Arizona 85254
(480) 781-5000
(Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
W. Lake Taylor, Jr.
Hunton Andrews Kurth LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
(804) 788-8200

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.   ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities, Preferred Stock, Common Stock, Warrants, Units(1)	(2)	(2)	(3)

(1)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices.

(3)
In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

CARLISLE COMPANIES INCORPORATED
Debt Securities
Preferred Stock
Common Stock
Warrants
Units
We may offer and sell, from time to time, in one or more offerings, senior or subordinated debt securities, preferred stock, common stock, warrants and units. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
The specific terms of any securities to be offered will be described in a related prospectus supplement or term sheet. You should read this prospectus and the related prospectus supplement or term sheet carefully before you invest in our securities.
The common stock of the Company is listed on the New York Stock Exchange and trades under the ticker symbol “CSL.”
Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 6, 2020.

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ABOUT THIS PROSPECTUS
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or other offering materials. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, other offering materials or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.
This prospectus is part of an automatic registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using an automatic shelf registration statement, we may, at any time and from time to time, sell or issue securities under this prospectus in one or more offerings in an unlimited amount. This prospectus contains a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering and the manner in which they may be offered. The prospectus supplement or term sheet may also add to, update or change information contained in this prospectus. If so, the prospectus supplement or term sheet should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement or term sheet, together with additional information described under the heading “Where You Can Find More Information” below, before making an investment decision. As used in this prospectus, unless the context otherwise requires, the terms “Carlisle,” “we,” “our,” “us,” and the “Company” refer to Carlisle Companies Incorporated and its wholly owned subsidiaries and any other divisions or subsidiaries.
Trademarks and service marks related to Carlisle referenced in this prospectus are the property of Carlisle or its subsidiaries or are used with permission.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the symbol “CSL” and information about us is also available there.
We encourage you to read the materials that we file with the SEC, which disclose important information about us. This information includes any filing we have made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to other documents separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information incorporated later. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) until our offering of the securities covered by this registration statement has been completed.
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Annual Report on Form 10-K for the year ended December 31, 2019 (including the portions of our definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders that are incorporated by reference therein).

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Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020.

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Current Reports on Form 8-K filed on February 7, 2020, February 20, 2020, February 28, 2020, March 26, 2020 and May 7, 2020 (in each case, excluding information furnished under Items 2.02 or 7.01).

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our internet website is located at http://www.carlisle.com. Except for the documents incorporated by reference in this prospectus as described in this section, the information or other content contained on, or that can be accessed through, our website are not incorporated by reference into this prospectus. You may also obtain a copy of these filings, at no cost, by writing to or telephoning us at the following address:
Carlisle Companies Incorporated
16430 North Scottsdale Road, Suite 400
Scottsdale, Arizona 85254
(480) 781-5000

THE COMPANY
We are a diversified, global portfolio of niche businesses that manufactures highly engineered products and solutions for our customers, and report our results of operations through the following segments:
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Carlisle Construction Materials (“CCM”).   The CCM segment is a market leader in designing, manufacturing and selling ethylene propylene diene monomer (“EPDM”) rubber, thermoplastic polyolefin (“TPO”) and polyvinyl chloride (“PVC”) membrane and metal roofing systems. CCM also manufactures and distributes energy-efficient rigid foam insulation (polyisocyanurate, generally shortened as “Polyiso”) panels for all roofing applications. EPDM, TPO and PVC membrane and Polyiso insulation are sold together in warranted systems or separately in non-warranted systems to the new construction, re-roofing and maintenance, general construction and industrial markets. These products are primarily sold under the SynTec, Versico, Weatherbond and Hunter Panels brands in the United States of America (“U.S.” or “United States”) and throughout the world, and EPDM membrane under the Resitrix and Hertalan brands primarily in Europe. In addition, CCM produces metal panel roofing primarily for residential and commercial markets and offers a broad range of polyurethane products and solutions across a broad diversity of markets and applications. The segment manufactures and sells liquid and spray-applied waterproofing membranes, vapor and air barriers and heating, ventilation, and air conditioning duct sealants and hardware for the commercial and residential construction markets through its coatings and waterproofing operation. The segment manufactures block molded expanded polystyrene for a variety of end markets, predominantly roofing and waterproofing through its Insulfoam brand. CCM operates manufacturing facilities located throughout the United States, its primary market, and in Germany, the Netherlands, United Kingdom and Romania. The majority of CCM’s products are sold through a network of authorized sales representatives and distributors in the United States.

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Carlisle Interconnect Technologies (“CIT”).   The CIT segment is a market leader in engineering, manufacturing and selling high-performance wire, cable, connectors, contacts and cable assemblies and satellite communication equipment for the transfer of power and data, and other manufacturing solutions primarily for the aerospace, medical, defense electronics, test and measurement equipment and select industrial markets. The aerospace and defense electronics products are primarily sold under the Carlisle, Thermax and Tri-Star brand names, with the medical products primarily sold under the Carlisle, LHI Technology and Providien brand names. This segment primarily operates manufacturing facilities in the United States, China and Mexico, with the United States, Europe and China being the primary target regions for sales. Sales are made by direct sales personnel and independent sales representatives.

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Carlisle Fluid Technologies (“CFT”).   The CFT segment designs, manufactures and sells highly engineered liquid, powder, sealants and adhesives finishing equipment and system components primarily in the automotive, automotive refinishing, aerospace, agriculture, construction, marine and rail industries. The segment operates manufacturing facilities primarily in the United States, the United Kingdom, Switzerland and Sweden, and assembly and distribution facilities in China, Japan and South Korea, with approximately 55% of its revenues outside the United States. The CFT segment manufactures and sells products that are sold under the brand names of Binks®, DeVilbiss®, Ransburg®, BGK® and MS Powder®. The majority of sales into CFT’s industries are made through a worldwide network of distributors, integrators and some direct to end-user sales. These business relationships are managed primarily through direct sales personnel worldwide.

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Carlisle Brake & Friction (“CBF”).   The CBF segment designs, manufactures and sells high-performance braking products and systems and clutch transmission friction products for off-highway, on-highway, aircraft and other industrial applications. CBF also includes the performance racing group which designs, manufactures and sells high-performance motorsport braking products. The CBF segment manufactures and sells products which are sold under several brand names, such as Carlisle, Hawk®, Wellman® and Velvetouch®. CBF’s products are sold by direct sales personnel to original equipment manufacturers, mass merchandisers and various wholesale and industrial distributors around the world, including North America, Europe, Asia and South America. Key markets served include construction, agriculture, mining, aircraft, on-highway and performance racing. Primary manufacturing facilities are located in the United States, Italy, China and the United Kingdom.

We are a Delaware corporation, and our executive offices are located at 16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254. Our main telephone number is (480) 781-5000.

RISK FACTORS
Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, that are incorporated herein by reference and those that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities.
If any of the risks discussed in the foregoing documents were actually to occur, our business, financial condition, results of operations or cash flow could be materially adversely affected.
USE OF PROCEEDS
Except as may be described otherwise in a prospectus supplement or term sheet, we will use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include additions to working capital, capital expenditures, acquisitions or the repurchase, redemption or retirement of securities, including our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more distinct series. This section summarizes the material terms of the debt securities that we anticipate will be common to all series. Most of the financial and other specific terms of any series of debt securities that we offer will be described in a related prospectus supplement. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement that contradicts different information below.
As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on behalf of holders of our debt securities. The trustee has two main roles. First, the trustee can enforce the rights of holders against us if we default. There are some limitations on the extent to which the trustee acts on behalf of holders, as described below. Second, the trustee performs certain administrative duties for us.
Unless otherwise set forth in the prospectus supplement, the debt securities will be issued under an indenture, dated as of January 15, 1997, as it may be supplemented from time to time (the “Indenture”), between the Company and U.S. Bank National Association (as successor-in-interest to State Street Bank and Trust Corporation, as successor-in-interest to Fleet National Bank), as trustee. The Indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. If there is more than one trustee under the Indenture, the powers and trust obligations of each trustee as described in this prospectus will extend only to the series of debt securities for which it acts as the trustee. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Because this section is a summary, it does not describe every aspect of the debt securities and the Indenture. We urge you to read the Indenture, because it, and not this description, defines the rights of holders of our debt securities. We have filed the Indenture as an exhibit to the registration statement of which this prospectus is a part that we filed with the SEC. See “Where You Can Find More Information” above for information on how to obtain a copy of the Indenture.
Except if specified otherwise in the prospectus supplement for a particular series of debt securities, the debt securities will not be listed on any securities exchange. In this “Description of Debt Securities” section, references to the “Company,” “we,” “us” and “our” are only to Carlisle Companies Incorporated and not our subsidiaries. Capitalized terms used in this “Description of Debt Securities” section are defined under “Certain Definitions” below.
General
The debt securities will be our unsecured obligations and may either be senior securities or subordinated securities. The senior securities will rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated securities will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness as described under “Subordination” below.
The Indenture provides that any debt securities proposed to be sold under this prospectus and the related prospectus supplement (“offered debt securities”) as well as other unsecured debt securities issued by us, may be issued under the Indenture in one or more series.
With respect to the offered debt securities and any underlying debt securities, you should read the related prospectus supplement for the following terms:
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the title of the debt securities and whether they will be senior securities or subordinated securities;

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the total principal amount of the debt securities and any limit on the total principal amount of debt securities of each series;

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if other than the aggregate principal amount of the debt securities, the portion of the principal amount at which the debt securities will be issued and, if other than the aggregate principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how that portion will be determined;

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the date or dates when the principal of the debt securities will be payable or how those dates will be determined or extended;

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the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how such rate or rates will be determined, the date or dates from which any interest will accrue, or how such date or dates will be determined, the interest payment dates, the record dates for such payments, if any, or how such date or dates will be determined and the basis upon which interest will be calculated, if other than that of one, 360-day year or 12, 30-day months;

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any optional redemption provisions;

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any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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the form of the debt securities, if other than a registered global note;

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if other than U.S. dollars, the currency or currencies of the debt securities;

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whether the amount of payments of principal of (or premium, if any), or interest on, the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how such amounts will be determined;

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the place or places, if any, other than or in addition to New York City, of payment, transfer, conversion and/or exchange of the debt securities, and where notices or demands to or upon us in respect of the debt securities may be served;

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the applicability of the provisions described under “Defeasance” below, and any modifications or additions to such provisions, if such provisions are applicable to the debt securities;

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any changes or additions to the events of default described under “Events of Default” below or our covenants with respect to the debt securities;

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if other than denominations of a minimum of $1,000 and integral multiples thereof, the denominations in which the debt securities will be issued;

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whether we or a holder may elect payment of the principal or interest in one or more currencies other than that in which such debt securities are stated to be payable, and the period or periods within which, and the terms and conditions upon which, that election may be made, and the time and manner of determining the exchange rate between the currency or currencies in which they are stated to be payable and the currency or currencies in which they are to be so payable;

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if other than the trustee, the identity of each security registrar and/or paying agent;

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the designation of the exchange rate agent, if applicable;

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the person to whom any interest on any registered security of the series will be payable, if other than the registered holder at the close of business on the record date, and the extent to which, or the manner in which, any interest payable on a temporary global security on an interest payment date will be paid if not in the manner provided in the applicable Indenture;

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any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

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if we issue the debt securities in definitive form, the terms and conditions under which definitive securities will be issued;

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the manner for paying principal and interest and the manner for transferring the debt securities; and

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any other terms of the debt securities that are consistent with the requirements of the Trust Indenture Act.

The Indenture does not limit the amount of debt securities that may be issued from time to time. Debt securities issued under the Indenture, when a single trustee is acting for all debt securities issued under the Indenture, are called the “Indenture Securities.” The Indenture also provides that there may be more than one trustee, each with respect to one or more different series of indenture securities. See “Resignation of Trustee” below. At a time when two or more trustees are acting under the Indenture, each with respect to only certain series, the term “Indenture Securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the Indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of Indenture Securities for which it is trustee. If two or more trustees are acting under the Indenture, then the Indenture Securities for which each trustee is acting would be treated as if issued under separate indentures.
The Indenture does not contain any provisions that give holders protection in the event we issue a large amount of debt or we are acquired by another entity. We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
We have the ability to issue Indenture Securities with terms different from those of Indenture Securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of Indenture Securities and issue additional Indenture Securities of that series unless the reopening was restricted when that series was created.
Additional Mechanics
We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities. The prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. tax law requirements.
We may issue some of the debt securities at a substantial discount (bearing no interest or interest at below market rates) to their stated principal amount. In this case, you should read the prospectus supplement for any United States federal income tax consequences and other special considerations applicable to any such debt securities. If any series of debt securities is sold for, payable in or denominated in one or more currencies (other than U.S. dollars) the prospectus supplement will describe any restrictions, elections, terms and other information relating to those series and currencies, and will contain a discussion of the United States federal income tax and other considerations.
Covenants Applicable to Senior Securities
Limitations on Secured Debt.   We covenant in the Indenture that neither we nor any of our subsidiaries will create, incur, issue, assume or guarantee any Debt secured by a pledge of, or mortgage or other lien on any of our Principal Property or the Principal Property, shares of stock or Debt of any significant subsidiary, unless the senior debt securities issued under the indenture are secured by this pledge, mortgage or lien equally and ratably with other indebtedness thereby secured, unless, after giving effect thereto the aggregate principal amount of all such secured debt then outstanding which would otherwise be prohibited, plus all Attributable Debt of the Company and its significant subsidiaries in respect of Sale and Leaseback Transactions (discussed below) after the first date of issuance of the applicable Debt that would otherwise be prohibited, would not exceed 10% of Consolidated Net Tangible Assets.
The following liens are excluded from this covenant:
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liens existing at the time the debt securities were first issued under the Indenture;

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liens on property of any significant subsidiary existing at the time such subsidiary became a significant subsidiary;

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liens in our favor or in favor of our subsidiaries;

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liens in favor of the United States or any State or department or agency of the United States;

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liens on any real or personal property existing at the time of acquisition of this property or created within one year of the acquisition;

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liens to purchase property or to bear the costs of construction or improvement of such property; and

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liens securing industrial revenue, development or similar bonds.

Limitations on Sales and Leasebacks.   We covenant in the Indenture that neither we nor any of our significant subsidiaries will enter into any Sale or Leaseback Transaction with respect to any Principal Property (except a lease for a temporary period, including renewals, not exceeding three years and except leases between us and certain of our subsidiaries or between those subsidiaries).
This restriction does not apply if the following conditions are met:
(i)
after the transaction, the aggregate amount of all Attributable Debt with respect to all transactions of the same type occurring after the date of the Indenture and existing at that time (other than the Sale and Leaseback Transactions as are in compliance with the provisions described in clause (ii) below) plus all our secured indebtedness then outstanding incurred after the date of the Indenture (which would otherwise be prohibited by the covenant described in “Limitations on Secured Debt” above) would not exceed 10% of Consolidated Net Tangible Assets; or

(ii)
(a) the gross proceeds of the sales or transfer of the property leased equals or exceeds the fair market value of that property and (b) within one year after the sale or transfer, we or any of our subsidiaries: (1) apply all of the net proceeds to the retirement of our or our subsidiaries’ Funded Debt (other than at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision) or (2) applies or commits to apply all of the net proceeds to the purchase of property, facilities or equipment (other than property, facilities or equipment involved in such sale) that will constitute Principal Property.

Certain Definitions
Below is a summary of certain of the defined terms used in the Indenture.
“Attributable Debt” is defined to mean, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of such lease, as determined in good faith by the Company, compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance, repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease, which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but shall not include any rent required to be paid under such lease subsequent to the first date upon which it may be so terminated.
“Consolidated Net Tangible Assets” is defined to mean the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting (a) all current liabilities (excluding any constituting Funded Debt by reason of being renewable or extendable) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense, and other like intangibles, all as set forth on the most recent balance sheet of the Company and its subsidiaries and computed in accordance with generally accepted accounting principles.
“Debt” is defined to mean notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.
“Funded Debt” is defined to mean all Debt having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower.

“Principal Property” means any real property, manufacturing plant, warehouse or other physical facility and related fixtures and improvements, located in the United States of America (excluding the territories and possessions of the United States of America) and owned by the Company or any subsidiary, in each case the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than any such facility or portion thereof that the board of directors of the Company declares by resolution is not of material importance to the total business conducted by the Company and its subsidiaries as an entirety.
“Sale and Leaseback Transaction” is defined to mean any arrangement with any bank, insurance company or other lender or investor (not including the Company or any significant subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or any such significant subsidiary of any Principal Property which has been or is to be sold or transferred by the Company or such significant subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor.
“Senior Indebtedness” is defined to mean all Debt of the Company, including principal and interest (and premium, if any) (including, without limitation, any interest that would accrue but for the occurrence of any event specified in paragraph (6) of “Events of Default” below) on such debt except (i) existing subordinated securities, (ii) such indebtedness as is by its terms expressly stated to be junior in right of payment to the subordinated securities, and (iii) such indebtedness as is by its terms expressly stated to rank pari passu with the subordinated securities.
Subordination
The payment of the principal of (and premium, if any) and interest, if any, on the subordinated securities is expressly subordinated, to the extent provided in the Indenture, in right of payment to the prior payment in full of all present and future Senior Indebtedness of the Company. The prospectus supplement may contain specific provisions regarding subordination of the subordinated securities, which may differ from the provisions summarized below.
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the holders of Senior Indebtedness will receive payment in full of principal and interest before the holders of subordinated securities are entitled to receive any payment or distribution of cash, securities or other property. In addition, in the event of a dissolution, liquidation or other similar reorganization, until the Senior Indebtedness is paid in full, any payment or distribution to which holders of subordinated securities would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear.
If a distribution is made to holders of subordinated securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated securities must hold the payment in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.
We will not make any payments with respect to subordinated securities or any deposit under the provisions described under “Defeasance” below if:
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any payment of principal, premium (if any) or interest, if any, on any Senior Indebtedness is not paid when due (after giving effect to any applicable grace periods); or

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any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms.

This will not apply, however, if the default has been cured or waived or has ceased to exist and the acceleration has been rescinded, or the senior debt has been discharged or paid in full.
In addition, we may make any payment with respect to subordinated securities without regard to the above restrictions, if we and the trustee receive written notice approving the payment from the representative of the Senior Indebtedness with respect to which there has been a failure in the payment or an event of default.

If payment on the subordinated securities is accelerated because of an event of default, we or the trustee will promptly inform the holders of Senior Indebtedness or their representative of the acceleration. By reason of the subordination provisions contained in the Indenture, in the event of insolvency, our creditors who are holders of Senior Indebtedness may recover more, ratably, than the holders of subordinated securities.
If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the prospectus supplement, or information incorporated by reference therein, will disclose the approximate amount of Senior Indebtedness outstanding as of a recent date.
The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. government obligations held in trust by the trustee for the payment of principal of and interest on the subordinated securities pursuant to the provisions in the Indenture described under “Satisfaction, Discharge and Defeasance Prior to Maturity or Redemption.”
Events of Default
Holders will have special rights if an event of default occurs and is not cured in respect of the series of debt securities held, as described later in this subsection.
What Is an Event of Default?   The term “event of default” in respect of any series of the debt securities means any of the following:
(1)
We do not pay the principal of, or any premium on, a debt security of the series on its due date.

(2)
We do not pay interest on a debt security of the series within 30 days of its due date.

(3)
We do not deposit any sinking fund payment in respect of debt securities of the series on its due date.

(4)
We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the series.

(5)
We do not make payments on any other indebtedness for money borrowed in excess of $20,000,000, such debt is accelerated and we remain in breach for 15 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the series.

(6)
We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

(7)
Any other event of default in respect of debt securities of the series described in the prospectus supplement occurs.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the Indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies If an Event of Default Occurs.   If an event of default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series.
Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If such indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or event of default.
Before holders are allowed to bypass the trustee and bring their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities, the following must occur:
•
holders must give the trustee written notice that an event of default has occurred and remains uncured;

•
the holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•
the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•
the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice.

However, holders are entitled at any time to bring a lawsuit for the payment of money due on their debt securities on or after the due date. Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:
•
the payment of principal, any premium or interest; or

•
in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration.
Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture and the debt securities, or else specifying any default.
Modification or Waiver
There are three types of changes we can make to the Indenture and the debt securities issued under the Indenture.
Changes Requiring Approval.   First, there are changes that we cannot make to the debt securities without approval by the holders of the debt securities. The following is a list of those types of changes:
•
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•
reduce the principal amounts due on a debt security, or any premium thereof;

•
reduce the interest rate or change the time of payment of the interest;

•
reduce any amount payable on redemption;

•
reduce the overdue rate (as defined in the Indenture);

•
adversely affect any right of repayment at the holder’s option;

•
change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

•
impair the right of holders of debt securities to sue for payment;

•
reduce the percentage of holders of debt securities whose consent is needed to modify or amend the Indenture; or

•
reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the Indenture or to waive certain defaults.

Changes Not Requiring Approval.   The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under the Indenture after the change takes effect.
Changes Requiring Majority Approval.   Any other change to the Indenture and the debt securities would require the following approval:
•
if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; or

•
if the change affects more than one series of debt securities issued under the Indenture, it must be approved by the holders of a majority in principal amount of each of the series affected by the change. In each case, the required approval must be given by written consent. The holders of a majority in principal amount of each of the series of debt securities issued under the Indenture, voting separately for this purpose, may waive our compliance with some of our covenants in that Indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Modification or Waiver — Changes Requiring Approval” above.

Any amendment to the Indenture will be made in the form of supplemental indentures, entered into between us and the trustee.
Consolidation, Merger and Sale of Assets
Under the terms of the Indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:
•
where we merge out of existence or sell our assets, the resulting entity must be a United States person and agree to be legally responsible for the debt securities;

•
the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no default test, a default would include an event of default that has occurred and has not been cured, as described under “Events of Default — What Is an Event of Default?” above. A default for this purpose would also include any event that would be an event of default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;

•
we must deliver certain certificates and documents to the trustee; and

•
we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

No merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our subsidiaries would become subject to any mortgage, lien or other encumbrance unless either (i) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the Indenture (see “Covenants Applicable to Senior Securities — Limitation on Secured Debt” above) without equally and ratably securing the senior indenture securities or (ii) the senior indenture securities are secured equally and ratably with or prior to the Debt secured by the mortgage, lien or other encumbrance.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.
Covenant Defeasance.   Under current federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the Indenture. This is called “covenant defeasance.” In that event, holders would lose the protection of those restrictive covenants, but would gain the protection of having money and government securities set aside in trust to repay their debt securities. Holders of subordinated securities would be released from the subordination provisions described under “Subordination” above. In order to achieve covenant defeasance, we must do the following:
•
deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•
deliver to the trustee a legal opinion of our counsel confirming that, under current federal income tax law, we may make the above deposit without causing holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining events of default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.

Full Defeasance.   If there is a change in federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “full defeasance”) if we put in place the following other arrangements for holders to be repaid:
•
we deposit in trust for the benefit of all holders of the debt securities of the particular series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•
we deliver to the trustee a legal opinion confirming that there has been a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for the holder’s debt securities and such holder would recognize gain or loss on the debt securities at the time of the deposit.

If we ever did accomplish full defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. Holders of subordinated securities would also be released from the subordination provisions described above under “Subordination” above.
Holders of Registered Debt Securities
Book-entry Holders.   We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.
Under the Indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities. As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.
Street Name Holders.   In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution. For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.
Holders.   Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.
When we refer to holders, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to debt securities, we mean the debt securities in which an investor holds a direct or indirect interest.
Special Considerations for Indirect Holders.   Holders of our debt securities through a bank, broker or other financial institution, either in book-entry form or in street name should check with that institution to find out:
•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
how it would handle a request for the holders’ consent, if ever required;

•
whether and how to instruct the institution to send a holder of debt securities registered in such holder’s name in order to be a direct holder, if that is permitted in the future for a particular series of debt securities; and

•
how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
What Is a Global Security?   As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.
Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depositary Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations under “Special Situations When A Global Security Will Be Terminated” below. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.
Special Considerations for Global Securities.   As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.
If debt securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “Holders of Registered Debt Securities” above;

•
an investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•
DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. A broker or bank may also require investors to use immediately available funds when purchasing or selling interests in a global security; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated.   In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors under “Holders of Registered Debt Securities” above.

The special situations for termination of a global security are as follows:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days;

•
if we notify the trustee that we wish to terminate that global security; or

•
if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived; we discuss defaults above under “Events of Default” above.

The related prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not us or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Payments on Global Securities.   We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “What Is a Global Security?” above.
Payments on Certificated Securities.   We will make payments on a debt security in non-global certificated form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the applicable trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the prospectus supplement or in a notice to holders, against surrender of the debt security. All payments by check will be made in next-day funds — funds that become available on the day after the check is cashed.
Alternatively, if a certificated security has a face amount of at least $10,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.
Payment When Offices Are Closed.   If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the Indenture as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.
Form, Exchange and Transfer of Registered Securities
If registered debt securities cease to be issued in global form, they will be issued:
•
only in fully registered certificated form;

•
without interest coupons; and

•
unless we indicate otherwise in the prospectus supplement, in a minimum denomination of $1,000 and multiples thereof.

Holders may exchange their certificated securities for debt securities of smaller denominations or fewer debt securities of larger denominations, as long as the total principal amount is not changed.
Holders may exchange or transfer their certificated securities at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.
Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.
If we have designated additional transfer agents for a particular series of our debt securities, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.
If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.
Resignation of Trustee
The trustee may resign or be removed with respect to one or more series of Indenture Securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of Indenture Securities under the Indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF PREFERRED STOCK
Under our restated certificate of incorporation, as amended (the “Certificate of Incorporation”), we are authorized to issue, in one or more series, of up to 5,000,000 shares of preferred stock, $1.00 par value, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as determined and fixed in resolutions adopted by our board of directors or a duly authorized committee thereof.
On February 8, 1989, our board of directors adopted a resolution creating a series of 25,000 shares of preferred stock (the “series A preferred stock”), whose rights, qualifications and restrictions are set forth in the certificate of designations, preferences and rights of series A preferred stock. All rights to purchase shares of the series A preferred stock under the related preferred stock purchase rights expired on May 25, 2016, and no shares of preferred stock had been issued as of November 3, 2020. See also “Description of Outstanding Capital Stock” below.
Because this section is a summary, it does not describe every aspect of our preferred stock. We urge you to read our Certificate of Incorporation and the certificate of designations creating a particular series of our preferred stock because they, and not this description, define the rights of holders of such preferred stock. We have filed our Certificate of Incorporation and will file the certificate of designations with the SEC. See “Where You Can Find More Information” above for information on how to obtain copies of these documents.
The specific terms of any preferred stock proposed to be sold under this prospectus and the related prospectus supplement will be described in the prospectus supplement. If so indicated in the prospectus supplement, the terms of the offered preferred stock may differ from the terms set forth below.
General
Unless otherwise specified in the prospectus supplement relating to the offered preferred stock, each series of preferred stock will rank on a parity as to dividends and distribution of assets upon liquidation and in all other respects with all other series of preferred stock. The preferred stock will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights.
You should read the prospectus supplement for the terms of the preferred stock offered thereby, including the following:
•
the title and stated value of the preferred stock;

•
the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•
the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•
the date from which dividends on the preferred stock will accumulate, if applicable;

•
the liquidation rights of the preferred stock;

•
the procedures for any auction and remarketing, if any, of the preferred stock;

•
the sinking fund provisions, if applicable, for the preferred stock;

•
the redemption provisions, if applicable, for the preferred stock;

•
whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

•
whether the preferred stock will have voting rights and the terms thereof, if any;

•
whether the preferred stock will be issued with any other securities and, if so, the amount and terms of these other securities; and

•
any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Subject to our Certificate of Incorporation and to any limitations contained in any outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as our board of directors or any duly authorized committee thereof may determine, all without further action of our stockholders, including holders of our then outstanding preferred stock.
If applicable, the prospectus supplement will also contain a discussion of the material federal income tax considerations relevant to the offering.
Dividends
Holders of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors, out of our assets legally available for payment, at the rate and on the dates set forth in the prospectus supplement.
We may not declare dividends (other than dividends payable only in shares of the Company that are junior as to dividends and liquidation rights to the preferred stock (“junior stock”)) on junior stock, unless cash dividends to which all outstanding shares of preferred stock shall be entitled for the current dividend period and (where such dividends are cumulative) for all past dividend periods, have been paid or declared and set apart in full.
Conversion and Exchange
If the preferred stock will be convertible into or exchangeable for common stock or other securities, the prospectus supplement will set forth the terms and conditions of that conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or us, the events requiring an adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of that preferred stock.
Liquidation Rights
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each series of our preferred stock will be entitled to receive out of our assets that are available for distribution to stockholders, before any distribution of assets is made to holders of any junior stock, liquidating distributions in the amount set forth in the applicable prospectus supplement plus all accrued and unpaid dividends. If, upon our voluntary or involuntary liquidation, dissolution or winding up, the amounts payable with respect to the preferred stock are not paid in full, the holders of our preferred stock of each series will share ratably in the distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of our preferred stock will not be entitled to any further participation in any distribution of our assets. Our consolidation or merger with or into any other corporation or corporations or our reorganization, or a purchase or redemption of all or part of our outstanding shares, or a sale of all or substantially all our assets will not be deemed to be a liquidation, dissolution or winding up of us for purposes of these provisions.
Redemption
If so provided in the prospectus supplement, the offered preferred stock may be redeemable in whole or in part at our option at the times and at the redemption prices set forth therein.
Voting Rights
Except as indicated in the prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote.

DESCRIPTION OF OUTSTANDING CAPITAL STOCK
Our authorized capital stock consists of (i) 200,000,000 shares of common stock, $1.00 par value per share, and (ii) 5,000,000 shares of preferred stock, $1.00 par value per share.
On November 3, 2020, we had outstanding:
•
53,234,461 shares of common stock, and

•
no shares of preferred stock.

Because this section is a summary, it does not describe every aspect of our capital stock. We urge you to read the Certificate of Incorporation and our amended and restated by-laws (the “Bylaws”) because they, and not this description, define the rights of holders of our capital stock. We have filed the Certificate of Incorporation and the Bylaws as exhibits to the registration statement of which this prospectus is a part that we filed with the SEC. See “Where You Can Find More Information” above for information on how to obtain copies of these documents.
Common Stock
Subject to the rights of the holders of any outstanding shares of preferred stock, holders of our shares of common stock are entitled to receive such dividends as may be declared from time to time by our board of directors from our assets legally available for the payment of dividends.
Common stockholders of record on May 30, 1986 are entitled to five votes per share. Common stock acquired subsequent to that date entitles the holder to one vote per share until held four years, after which time the holder is entitled to five votes.
The outstanding shares of our common stock are, and any shares of common stock offered under this prospectus and a prospectus supplement upon issuance and payment therefor will be, fully-paid and non-assessable. Our common stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable to it.
In the event of our voluntary or involuntary liquidation, dissolution or winding up, after the payment or provision for payment of our debts and other liabilities and the preferential amounts to which holders of our preferred stock are entitled (if any shares of preferred stock are then outstanding), the holders of our common stock are entitled to share ratably in our remaining assets.
Our common stock is listed on the New York Stock Exchange under the ticker “CSL.” The transfer agent and registrar is Computershare Investors Services, LLC.
Anti-Takeover Provisions of the Certificate of Incorporation and the Bylaws
Various provisions contained in the Certificate of Incorporation and the Bylaws could delay or discourage some transactions involving an actual or potential change in control of Carlisle or our management and may limit the ability of our stockholders to remove current management or approve transactions that our stockholders may deem to be in their best interests. Provisions in the Certificate of Incorporation and the Bylaws include the following:
Classification of Board of Directors.   Our board of directors is divided into three approximately equal classes, having staggered terms of office of three years each.
Preferred Stock.   As noted under “Description of Preferred Stock” above, we may issue, without the approval of our stockholders, preferred stock with such terms as our board of directors or such committee may determine.
Removal of Directors.   The Certificate of Incorporation also provides that our directors may be removed only for cause and upon the affirmative vote of the holders of at least 66 2∕3% of the shares then entitled to vote at an election of directors, provided that if there is a substantial stockholder (as defined below), the 66 2∕3% vote must include the affirmative vote of at least 50% of the voting power of the outstanding shares of our voting capital stock held by stockholders other than the substantial stockholder.
Director Nominations.   Our stockholders can nominate candidates for the board of directors if the stockholders follow the advance notice procedures described in the Certificate of Incorporation. To nominate directors, stockholders must submit a written notice to our Corporate Secretary at least 90 days prior to the first anniversary of the last meeting of stockholders of the Company called for the election of directors, before a scheduled meeting. The notice must include the name, address and qualifications of the stockholder and the name, age, business address and, if known, residence address of the stockholder’s nominee, the principal occupation or employment of each such nominee, the number of shares of capital stock held by the stockholder as a beneficial owner (as defined in the Certificate of Incorporation), and any other information required by the securities laws and the SEC about the stockholder’s nominee.
Stockholders’ Action.   The Certificate of Incorporation provides that no stockholder action may be taken without a meeting by written consent of stockholders.
Stockholders Special Meetings.   A special meeting of stockholders may be called by the Chairman of the Board or the President and will be called by the President upon the written request of a majority of our board of directors or the holders of at least 66 2∕3% of the voting stock of the Company.
Supermajority Vote in Business Combinations.   Article Seventh of the Certificate of Incorporation provides that a merger, consolidation, sale of assets, sale of shares, share exchange, recapitalization, reorganization or other similar transaction (each defined as a “business combination”) between us or a company controlled by or under common control with us and any individual, corporation or other entity which is defined in our Certificate of Incorporation as a “substantial stockholder” (in general, any individual or entity which owns or controls at least 15% of our voting capital stock), would be required to satisfy the condition that the aggregate consideration per share to be received in the transaction for each class of our voting capital stock meet the price requirements indicated in our Certificate of Incorporation. If a proposed business combination with a substantial stockholder does not meet this condition, then the transaction must be approved by the holders of at least 66 2∕3% of the outstanding shares of voting capital stock held by our stockholders other than the substantial stockholder, unless: (i) a majority of the directors have expressly approved the business combination at a time when the substantial stockholder was not beneficial owner of 5% or more of the outstanding voting shares of the Company or (ii) the business combination is approved by a majority of the directors who are not affiliated with the substantial stockholder.
The provisions of Article Seventh may not be amended, altered, changed or repealed except by the affirmative vote of at least 66 2∕3% of the votes entitled to be cast thereon at a meeting of our stockholders duly called for consideration of such amendment, alteration, change or repeal. In addition, if there is a substantial stockholder, the 66 2∕3% majority required to amend or repeal Article Seventh must include the affirmative vote of at least 50% of the shares held by stockholders other than the substantial stockholder.
Time-Phased Voting.   Common stockholders of record on May 30, 1986 are entitled to five votes per share. Common stock acquired subsequent to that date entitles the holder to one vote per share until held four years, after which time the holder is entitled to five votes.

DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.
We may issue warrants to purchase debt securities, preferred stock, common stock or any combination thereof. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.
A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:
•
the title of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

•
the designation and terms of the securities purchasable upon exercise of such warrants and the number of such securities issuable upon exercise of such warrants;

•
the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

•
whether such warrants will be issued in registered form;

•
if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•
if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•
information with respect to book-entry procedures, if any;

•
if applicable, a discussion of certain U.S. federal income tax considerations; and

•
any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF UNITS
We may issue units consisting of one or more debt securities, shares of preferred stock, shares of common stock, warrants or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the offered securities as follows:
•
through agents;

•
to or through underwriters or dealers;

•
directly to one or more other purchasers; or

•
through a combination of any of these methods of sale.

We will identify any underwriters or agents and describe their compensation in a related prospectus supplement.
We, directly or through agents, may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions. These transactions may be:
•
at a fixed public offering price or prices, which may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

In order to facilitate the offering of our securities, the underwriters or agents may engage in transactions that stabilize, maintain or otherwise affect the price of the securities and our common stock. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ or agents’ option to purchase additional securities from us in the offering. The underwriters or agents may close out any covered short position by either exercising the option to purchase additional securities or purchasing securities in the open market. In determining the source of the securities to close out the covered short position, the underwriters or agents will consider, among other things, the price of our securities available for purchase in the open market as compared to the price at which they may purchase our securities through the option. “Naked” short sales are sales in excess of the option. The underwriters or agents must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters or agents are concerned that there may be a downward pressure on the price of our securities in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of certain bids for or purchases of the securities made by the underwriters or agents in the open market prior to the completion of the offering. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents are not required to engage in these activities, and may end any of these activities at any time.
In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act.
Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their business.
If we indicate in the prospectus supplement or term sheet relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase such offered securities from us pursuant to delayed delivery contracts providing for payment and delivery at a future date. Such contracts will be subject only to those conditions that we specify in the prospectus supplement or term sheet, and we will specify in the related prospectus supplement or term sheet the commission payable for solicitation of such contracts.
LEGAL MATTERS
The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Hunton Andrews Kurth LLP, Richmond, Virginia.
EXPERTS
The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the effectiveness of Carlisle Companies Incorporated’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
SEC filing fee for Registration Statement	$	*
Legal Fees and Expenses		+
Rating Agency Fees		+
Blue Sky Fees and Expenses		+
Printing and Engraving Fees		+
Accounting Fees and Expenses		+
Trustee’s and Depositary’s Fees and Expenses		+
Miscellaneous Expenses		+
Total	$	+

*
Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act.

+
Estimated expenses are not presently known. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers
Section 145 of the General Corporation Law of Delaware authorizes us to indemnify our directors and officers under specified circumstances. The Certificate of Incorporation provides for indemnification of our officers and directors to the full extent authorized by law.
Section 145 of the General Corporation Law of Delaware also authorizes us to indemnify persons who serve as directors or officers at our request under specified circumstances. The Certificate of Incorporation provides in effect that we shall provide certain indemnification to such persons.
Our directors and officers are insured, under policies of insurance maintained by us, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.
Furthermore, the underwriting agreement may provide for indemnification of directors, officers who sign the registration statement and controlling persons of the Company by the underwriters, and for indemnification of each underwriter and its controlling persons by the Company, against certain liabilities. Similar provisions are contained in agreements entered into between the Company and groups of underwriters on past occasions.
Item 16.   Exhibits
Exhibit Number	Exhibit Description
1.1	Form of Underwriting Agreement.	To be filed by amendment to this Registration Statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
3.1	Restated Certificate of Incorporation of the Company.	Incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q filed October 21, 2015 (File No. 001-09278).
3.2	Amended and Restated Bylaws of the Company	Incorporated by reference to Exhibit 3.1 of the Company’s Form 8-K filed December 14, 2015 (File No. 001-09278).

Exhibit Number	Exhibit Description
4.1	Indenture, dated as of January 15, 1997, between the Company and U.S. Bank National Association (as successor to State Street Bank and Trust Company, as successor to Fleet National Bank), a national banking association in its capacity as existing trustee under the Indenture	Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3 filed December 10, 2010 (File No. 333-239803).
4.2	Form of Debt Securities	To be filed by amendment to this Registration Statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
4.3	Form of Certificate of Designation (for Preferred Stock)	To be filed by amendment to this Registration Statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
4.5	Form of Warrant Agreement	To be filed by amendment to this Registration Statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
4.7	Form of Unit Agreement	To be filed by amendment to this Registration Statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
5.1	Opinion of Hunton Andrews Kurth LLP	Filed herewith.
23.1	Consent of Deloitte & Touche LLP relating to Carlisle Companies Incorporated	Filed herewith.
23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1)	Filed herewith.
24.1	Powers of Attorney	Included on signature pages.
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association	Filed herewith.
Item 17.   Undertakings
(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under The Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the foregoing shall not apply if the information required to be included in a post-effective amendment is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)
Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on November 6, 2020.
CARLISLE COMPANIES INCORPORATED
By:
/s/ D. CHRISTIAN KOCH

D. Christian Koch
Chairman, President and Chief Executive Officer
By:
/s/ ROBERT M. ROCHE

Robert M. Roche
Vice President and Chief Financial Officer
Each person whose signature appears below hereby constitutes and appoints D. Christian Koch and Robert M. Roche and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other document in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
Name	Title	Date
/s/ D. CHRISTIAN KOCH D. Christian Koch	Chairman, President and Chief Executive Officer	November 6, 2020
/s/ ROBERT M. ROCHE Robert M. Roche	Vice President and Chief Financial Officer	November 6, 2020
/s/ TITUS B. BALL Titus B. Ball	Vice President and Chief Accounting Officer	November 6, 2020
/s/ ROBIN J. ADAMS Robin J. Adams	Director	November 6, 2020
/s/ ROBERT G. BOHN Robert G. Bohn	Director	November 6, 2020
/s/ JONATHAN R. COLLINS Jonathan R. Collins	Director	November 6, 2020
/s/ JAMES D. FRIAS James D. Frias	Director	November 6, 2020

Name	Title	Date
/s/ MAIA A. HANSEN Maia A. Hansen	Director	November 6, 2020
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director	November 6, 2020
/s/ CORRINE D. RICARD Corrine D. Ricard	Director	November 6, 2020
/s/ LAWRENCE A. SALA Lawrence A. Sala	Director	November 6, 2020
/s/ JESSE G. SINGH Jesse G. Singh	Director	November 6, 2020